Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Supervisory Board
Fresenius Medical Care AG & Co. KGaA:
      We consent to the incorporation by reference in the registration statement (No. 333-131840) on Form S-8 of Fresenius Medical Care AG & Co. KGaA of our reports dated February 22, 2006, with respect to the consolidated balance sheets of Fresenius Medical Care AG & Co. KGaA and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, cash flows and stockholders’ equity for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 20-F of Fresenius Medical Care AG & Co. KGaA.
KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft Wirtschaftsprüfungsgesellschaft
Frankfurt am Main, Germany
March 1, 2006